PEAPACK-GLADSTONE FINANCIAL CORPORATION
                158 Route 206 North, Gladstone, New Jersey 07934

                                      Proxy

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John D. Kissel, George R. Layton and Jack D. Stine, or any one of them, as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse side, all of the shares of common stock of Peapack-Gladstone Financial Corporation (THE "CORPORATION") held of record by the undersigned on March 23, 1998, at the Annual Meeting of Shareholders of the Corporation to be held on April 28, 1998 or any adjournment thereof.

1.   ELECTION OF TWELVE (12) DIRECTORS

     For all nominees listed                       Withhold authority to
     below (except as marked                       vote for all nominees
     to the contrary below). [ ]                   listed below.           [ ]

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the lines provided below.


    Pamela Hill                               T. Leonard Hill                         Frank A. Kissel
    John D. Kissel                            James R. Lamb                           George R. Layton
    Edward A. Merton                          F. Duffield Meyercord                   John R. Mulcahy
    Philip W. Smith III                       Jack D. Stine                           William Turnbull

    Withhold authority to vote for             _______________________________



2. PROPOSAL TO APPROVE THE SELECTION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 1998.

     [  ] FOR              [  ] AGAINST          [  ] ABSTAIN


3.   PROPOSAL TO APPROVE THE CORPORATION'S 1998 STOCK OPTION PLAN.

     [  ] FOR              [  ] AGAINST          [  ] ABSTAIN

4. PROPOSAL TO APPROVE THE CORPORATION'S 1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

     [  ] FOR              [  ] AGAINST          [  ] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

         This Proxy above properly signed will be voted in the manner directed herein by the undersigned shareholder.

         IF NO DIRECTION is made, this Proxy will be voted "FOR" the election of all twelve members for Director and "FOR" Proposals 2, 3 and 4.

         Please sign exactly as names appear below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full corporate names by President or other authorized officer. If a partnership or limited liability company, please sign in the entity name by an authorized person.

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                                                                     (Signature)

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                                                     (Signature if held jointly)

DATED:_____________________________________________________________________,1998


MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED.